UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007
DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	1-4018	53-0257888
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

280 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)
(212) 922-1640
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2007, the Board of Directors of Dover Corporation (the “Corporation”) elected Peter T. Francis and Thomas J. Derosa directors of the Corporation.
There are no family relationships among either Mr. Francis or Mr. Derosa and other directors or officers of the Corporation.
There have been no transactions nor are there any proposed transactions between the Corporation and Mr. Francis or Mr. Derosa that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 7.01	Regulation FD Disclosure.
On August 2, 2007, the Corporation issued the press release, attached hereto as Exhibit 99.1, announcing the election of Mr. Peter T. Francis and Mr. Thomas J. Derosa as members of the Board of Directors.
The information in this Item 7.01, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2007	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Vice President, General Counsel & Secretary